Exhibit  99.1

 KEY EXECUTIVE EMPLOYMENT AGREEMENT

This Key Executive Employment Agreement (this “Agreement”), effective May 3, 2010 (the "Effective Date"), is between ENGlobal Corporation, a Nevada corporation (the “Company”), and Edward L. Pagano, a resident of Houston, Texas (the “Executive”).  The Company and the Executive agree as follows:

1. Employment, Duties and Acceptance.

1.1 Employment by the Company.  The Company agrees to employ the Executive as Chief Executive Officer for the duration of the Employment Term (as defined in Section 2), to render such services and to perform such duties as are normally associated with and inherent in the executive capacity in which the Executive will be serving, as well as such other duties, which are not inconsistent with the Executive’s position with the Company, as shall from time to time reasonably be assigned to him by the Board of Directors of the Company (the “Board of Directors”).

1.2 Extent of Service. The Executive agrees to render the services required of him under Section 1.1.  During the Employment Term, the Executive shall devote his full business time, attention and energy to the business of the Company and the performance of his duties under this Agreement.  The foregoing shall not, however, prohibit the Executive from making and managing personal investments, or from engaging in civic or charitable activities, that do not materially impair the performance of his duties under this Agreement.  If appointed or elected, as applicable, the Executive also shall serve during all or any part of the Employment Term as any other officer and/or as a director of the Company or any of its subsidiaries or affiliates, without any additional compensation other than that specified in this Agreement.

1.3 Place of Performance.  The Executive shall be based in the Houston Metropolitan Area, and nothing in this Agreement shall require the Executive to relocate his base of employment or principal place of residence from the Houston Metropolitan Area.

2. Employment Term.  The term of the Executive’s employment under this Agreement (the “Employment Term”) shall commence on the Effective Date and shall expire on December 31, 2012, (the “Expiration Date”), unless extended by written agreement of the parties or terminated before that time in accordance with the terms of this Agreement.

3. Compensation and Other Benefits.

3.1 Salary.  As compensation for services to be rendered under this Agreement, the Company shall pay the Executive a salary (the “Salary”), subject to such increases as the Board of Directors may, in its discretion, approve, at a biweekly rate of $11,538.46.  The Executive shall also be eligible, during the Employment Term, to receive such other compensation, whether in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards or otherwise (collectively, the “Additional Compensation”) as provided in this Agreement or as the Board of Directors (or any committee of the Board of Directors) may, in its discretion, approve.  The  Salary and the Additional Compensation shall be payable in accordance with the applicable payroll and other compensation policies and plans of the Company as in effect from time to time during the Employment Term, less such deductions as shall be required to be withheld by applicable law and regulations.

3.2 Signing Bonus.  The Executive shall receive a signing bonus equal to $25,000, less such deductions as shall be required to be withheld by applicable law and regulations, to be paid by the Company on or before June 15, 2010.

3.3 Automobile Allowance.  The Executive shall receive an automobile allowance equal to $750.00 per month, which allowance shall be paid as of the Effective Date, and on the first day of each calendar month during the Employment Term.  The Executive's right to the allowance shall not be subject to liquidation or to exchange for another benefit, nor shall any unused allowance be carried over to a subsequent pay period. The Company shall deduct all amounts required to be withheld by applicable law and regulations from the automobile allowance.

3.4 Incentive Bonus Plan.  The Executive shall participate in the ENGlobal Incentive Bonus Plan beginning July 1, 2010, and shall be entitled to a "Maximum Percentage" (as defined in that Plan) of up to 60%.

3.5 Restricted Stock.

3.5.1 The Company shall issue the Executive the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), equal to $100,000 divided by the closing price of the Common Stock on the date preceding the June 2010 meeting of the Board of Directors.  Subject to the terms of the applicable stock purchase agreement, the shares shall vest ratably and annually over a four-year period, with the first vesting date being December 31, 2010.

3.5.2 In each of 2011 and 2012, the Executive shall receive a grant of Common Stock equal to $75,000 divided by the closing price of the Common Stock on the day preceding the June meeting of the Board of Directors (or, if there is not a meeting of the Board of Directors in June of that year, the closing price of the Common Stock on June 30 of that year).  The Executive shall receive additional $75,000 grants of Common Stock under the same terms as the 2011 and 2012 grants, for each full year this Agreement is extended pursuant to Section 2.  Subject to the terms of the applicable stock purchase agreement, the shares shall vest ratably and annually with the first vesting date being December 31 of the year they are granted.

3.6 Participation in Employee Benefit Plans.  The Executive shall be permitted, during the Employment Term, if and to the extent he is and continues to meet all applicable eligibility requirements, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other “fringe benefits” of the Company, which may be available to all other similarly situated members of the Company’s executive management on generally the same terms.

3.7 Executive Support. The Company shall provide to the Executive office facilities, furniture, and equipment, secretarial and support personnel and other management level support services as the Executive shall reasonably require in connection with his performance of his duties under this Agreement.

3.8 Reimbursement of Business Expenses.  The Executive may incur reasonable, ordinary and necessary business expenses in the course of performance of his duties under this Agreement, including expenses for travel, food and entertainment. The Company shall reimburse the Executive under an accountable plan for all such business expenses if: (i) the expenses are incurred by the Executive in accordance with the Company’s business expense reimbursement policy, if any, as may be established and modified by the Company from time to time; and (ii) the Executive provides to the Company a record of and appropriate receipts for: (A) the amount of the expense; (B) the date, place and nature of the expense; (C) the business reason for the expense; and (D) the names, occupations and other data concerning individuals entertained sufficient to establish their business relationship to the Company. The Company shall have no obligation to reimburse the Executive for expenses that are not incurred and substantiated as required by this Section  3.8.

4. Restrictive Covenants

4.1 Current Business.  The Company is currently engaged in the business of providing (i) consulting services relating to the development, management and execution of projects requiring professional engineering, such as feasibility studies, engineering, design, procurement, and construction management; (ii) personnel and services in the areas of inspection, construction, construction management, process plant turnaround management, plant asset management, commissioning and start-up; (iii) services related to the design, fabrication, and implementation of process distributed control and analyzer systems, advanced automation, information technology, and heat tracing projects; and (iv) services relating to on-site commissioning, start-up and training for the Company's specialized systems; and land management, right-of-way, environmental compliance, legislative affairs support and governmental regulatory compliance services.  The Company currently operates throughout the United States and Canada.  In addition, the Company's business plan contemplates expanding both the geographic area in which the Company operates and the types of services the Company provides.

4.2 Definitions.  In this Agreement:

4.2.1  "Business" means (i) all of the services the Company currently engages in; (ii) all of the businesses the Company begins to engage in during the Employment Term; and (iii) all of the businesses the Company is actively evaluating as additional lines of business;

4.2.2 "Territory" means all of the geographic locations in which  the Company (i) currently operates, (ii) begins to operate in during the Employment Term, and (iii) is actively engaged in evaluating the possibility of operating;

4.2.3 “Restricted Period” means the period beginning on the Effective Date and ending on the expiration of the Total Severance Benefit Period (as defined in Section 5.5.3);

4.2.4 “Restrictive Covenants” means the agreements and covenants contained in this Section 4.

4.3 Executive's Acknowledgements.  During the Employment Term, the Company will provide confidential information to the Executive.  The Executive acknowledges that:

4.3.1 He will have complete and unfettered access to all information relating to the Company, including trade secrets and confidential, proprietary information concerning the Business;

4.3.2 The Executive's responsibility will include overseeing development of further proprietary, trade secret information, including marketing plans, bidding processes, prospective customers and decisions regarding expansion into new industries and geographic locations;

4.3.3 The Restrictive Covenants are essential to protect the Business and the goodwill of the Company; and

4.3.4 The Restrictive Covenants will not impair the Executive's ability to engage in a wide array of other professional activities.

4.4 Covenants Against Competition.  Based in part on the matters described in this Section 4, the Executive agrees as follows:

4.4.1 Competitive Activities.  During the Restricted Period, the Executive shall not engage, anywhere within the Territory as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor or creditor in or of, whether as an employee, independent contractor, consultant or advisor, in any business that is directly competitive with the Business.  However, nothing in this Section 4 shall prohibit the Executive from owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or over-the-counter market if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own one percent or more of any class of securities of such entity.

4.4.2 Confidential Information; Personal Relationships.  During the Restricted Period and at all times thereafter, the Executive shall keep secret and retain in strict confidence, and shall not use for the benefit of himself or others, all of the Company's confidential information, including, without limitation, “know-how,” trade secrets, customer lists, details of client or consulting contracts, pricing policies, bidding practices and procedures, operational methods, marketing plans or strategies, project development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of production, manufacture and installation, technical processes, designs and design projects, inventions and research projects of the Company learned by the Executive prior to the Effective Date or during the Restricted Period.  THE OBLIGATION TO KEEP THE COMPANY’S INFORMATION CONFIDENTIAL SHALL CONTINUE IN FULL FORCE AND EFFECT AFTER THE EMPLOYMENT TERM.

4.4.3 Property of the Company.  All memoranda, notes, lists, records and other documents or papers, including such items stored electronically or by any other means, and all copies of any of the foregoing, which are made or compiled by or on behalf of the Executive, or made available to the Executive relating to the Company, other than purely personal matters, are and shall be the Company’s property and shall be destroyed or delivered to the Company promptly upon the termination of the Executive’s employment (whether such termination is for Cause, as hereinafter defined, or otherwise) or at any other time on request of the Company.

4.4.4 Employees of the Company.  During the Restricted Period, the Executive shall not, directly or indirectly, recruit or solicit any employee of the Company away from the Company or encourage any such employee to terminate his employment with the Company.

4.4.5 Consultants of the Company.  During the Restricted Period, the Executive shall not, directly or indirectly, recruit or solicit any consultant then under contract with the Company or encourage such consultant to terminate such relationship.

4.4.6 Acquisition Candidates.  During the Restricted Period, the Executive shall not call on any Acquisition Candidate (as defined below in this Section 4.4.6), with the knowledge of such Acquisition Candidate’s status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any person or entity other than the Company.  “Acquisition Candidate” means any person or entity with respect to which the Company has made an acquisition analysis.

4.4.7 Agreement Ancillary to Other Agreements. This covenant not to compete is ancillary to and part of other agreements between the Company and the Executive, including, but not limited to: (i) the Company's agreement to disclose, and to continue to disclose its confidential information to the Executive; and (ii) the Company's agreement to employ the Executive for the Employment Term.

4.4.8 Certification.  Upon termination of the Executive’s employment, if the Company requests, the Executive shall deliver to the Company a written certification of the Executive’s compliance with his obligations under Sections 4.4.1 through 4.4.3 during the Employment Term and a written acknowledgement of his understanding of his post-employment obligations under this Section 4.4.

4.5 Rights and Remedies upon Breach.  If the Executive breaches or threatens to commit a breach of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

4.5.1 Injunctive Relief.  The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

4.5.2 Accounting.  The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transaction constituting a breach of the Restrictive Covenants.

4.6 Severability of Covenants.  The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected, and the Restrictive Covenants shall be given full effect, without regard to the invalid portions.

4.7 Reformation.  If any court determines that any Restrictive Covenant is unenforceable in whole or in part because of the duration or geographic scope of such provision, the court shall have the power to reduce the duration or scope of the provision, as the case may be, and, in its reduced form, the provision shall then be enforceable.

5. Termination.

5.1 Termination upon Death.  If the Executive dies during the Employment Term, this Agreement shall terminate, except that the Executive’s legal representatives, successors, heirs or assigns shall be entitled to receive the  Salary, the Additional Compensation and other accrued benefits, if any, earned up to the date of the Executive’s death; provided, however, if any Additional Compensation or other benefits are governed by the provisions of any written employee benefit plan or policy of the Company, any written agreement contemplated thereunder or any other separate written agreement entered into between the Executive and the Company, the terms and conditions of such plan, policy or agreement shall control in the event of any discrepancy or conflict with the provisions of this Agreement regarding such Additional Compensation or other benefit upon the death, termination or disability of the Executive.  Any amounts payable under this Section 5.1 shall be paid within 90 days of the Executive’s death.

5.2 Termination for Cause.  At any time during the Employment Term, the Company shall have the right to terminate the Executive’s employment under this Agreement and discharge the Executive for Cause, exercisable upon the affirmative vote of no less than three members of the Board of Directors and the service of written notice upon the Executive.  If such right is exercised, the Company’s obligation to the Executive shall be limited to the payment of any unpaid  Salary, Additional Compensation and other benefits, if any, accrued up to the effective date specified in the Company’s notice of termination (which date shall not be retroactive).  “Cause” shall mean the determination that (i) after 30 days written notice and a right to cure, the Executive has failed to cure a material breach of the terms of this Agreement; (ii) after receipt of a written warning, the Executive has failed or refused to follow the reasonable policies, performance objectives, or directives established by the Board of Directors; (iii) the Executive has misappropriated money or other assets or properties of the Company or any subsidiary or affiliate of the Company; (iv) the Executive has been convicted of any felony or other serious crime; (v) the Executive’s employment performance has been substantially impaired by chronic absenteeism, alcoholism or drug addiction; or (vi) the Executive has exhibited moral turpitude relevant to his office or employment with the Company or any subsidiary or affiliate of the Company.

5.3 Termination Without Cause.  At any time during the Employment Term, the Company shall have the right to terminate the Executive’s employment under this Agreement and discharge the Executive without Cause, exercisable upon the affirmative vote of no less than three members of the Board of Directors and the service of written notice to the Executive.  If such right is exercised, the Company’s obligation to the Executive shall be as set forth in Section 5.5.

5.4 Termination upon Disability.  If during the Employment Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that the Executive is unable to substantially perform the services as required by this Agreement with reasonable accommodation for: (i) a period of six consecutive months; or (ii) for shorter periods aggregating six months during any period of twelve consecutive months, then the Company may at any time after the last day of the six consecutive months of disability, or the day on which the shorter periods of disability equal an aggregate of six months within a period of twelve consecutive months, terminate the Executive’s employment under this Agreement, exercisable upon the service of written notice to the Executive.  If this right is exercised, the Company’s sole obligation to the Executive shall be as set forth in Section 5.5.

5.5 Severance Benefit.

5.5.1 Initial Severance Benefit Period.  If the Executive’s employment by the Company is terminated for any reason other than: (i) a termination for Cause, (ii) his voluntary resignation (including in breach of this Agreement); or (iii) his death, then for a period of six months following the date of termination of the Executive’s employment (the “Initial Severance Benefit Period”), the Company shall continue to (a) pay the Executive, in payroll period installments in accordance with the Company’s normal payroll policies, the monthly amount of Executive’s  Salary in effect at the date of termination of his employment, subject to the limitation of Section 5.5.4; and (b) under the same cost sharing arrangements as were in place prior to termination, continue to include the Executive and his eligible dependents under the coverage of all group health, medical and dental insurance policies maintained by the Company during the Initial Severance Benefit Period for the Company’s executive employees.   If the Executive is terminated without cause pursuant to Section 5.3 on or before the 365th day after a Company Change of Control Event, then the Initial Severance Benefit Period will be increased from six months to one year.  For this purpose, a Company Change of Control Event will be as defined in the then current Equity Incentive Plan.

5.5.2 Second Severance Benefit Period.  The Company, at its option, which shall be exercisable by a written notice sent to the Executive at least 60 days prior to the expiration of the Initial Severance Benefit Period, may elect to extend the Initial Severance Benefit Period for a period of an additional six months following the expiration of the Initial Severance Benefit Period (the “Second Severance Benefit Period”).  If the Company elects to extend the Initial Severance Benefit Period, the Company, during the Second Severance Benefit Period shall: (i) pay to the Executive, in payroll period installments in accordance with the Company’s normal payroll policies, an amount equal to 100% of the monthly amount of Executive’s  Salary in effect at the date of termination of his employment, subject to the limitation of Section 5.5.4; and (ii) under the same cost sharing arrangements as were in place prior to termination, continue to include the Executive and his eligible dependants under the coverage of all group health, medical and dental insurance policies maintained by the Company during the Second Severance Benefit Period, for the Company’s executive employees.

5.5.3 Total Severance Benefit Period.  The term “Total Severance Benefit Period” means the total period (including the Initial Severance Benefit Period and, if applicable, the Second Severance Benefit Period) during which the Company is obligated to pay and provide, and performs its obligations to pay and provide, severance benefits to the Executive under this Section 5.5.

5.5.4 Limitation.  Notwithstanding the foregoing, the total severance benefits described in this Section 5.5 (other than cost sharing arrangements as were in place prior to termination which continue to include the Executive and his eligible dependents under the coverage of all group health, medical and dental insurance policies maintained by the Company during the Total Severance Benefit Period) shall in no event exceed two times the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) for the year in which the Executive’s employment with the Company is terminated.

6. Insurance.  The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability or other insurance upon the Executive or his life, in any amount or amounts that it may deem necessary or appropriate to protect its interest.  The Executive agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

7. Other Provisions.

7.1 Section 409A.  The benefits provided under Section 5.5 of this Agreement are intended to qualify as benefits from a “separation pay plan” (as such term is defined in Code Section 409A); this Agreement is not intended to provide for the deferral of compensation for purposes of Code Section 409A and the Treasury Regulations issued thereunder.  Notwithstanding the preceding sentence, if at the time of payment of any benefits hereunder, the Company determines that this Agreement will not so qualify and will otherwise provide for the deferral of compensation, then (i) Section 5.5.4 of this Agreement shall not be effective, and (ii) if Executive is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the date of Executive’s termination of employment), all amounts that would otherwise be payable and benefits that would otherwise be provided hereunder during the Initial Severance Benefit Period shall instead be paid on the first business day following the Initial Severance Benefit Period to the extent such delayed payment is required to comply with the provisions of Section 409A of the Code.

7.2 Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

if to the Company, to:

Chairman of the Compensation Committee
654 N. Sam Houston Pkwy. E., Suite 400
Houston, TX 77060-5914

if to the Executive, to:

Edward L. Pagano
13106 Apple Tree Road
Houston, Texas  77079

Either party may change its address for notice hereunder by notice to the other party.

7.3 Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements, written or oral, with respect thereto.  However, nothing in this Agreement shall in any way limit the obligations, rights or liabilities of the parties under any written stock option agreement, stock purchase agreement, confidentiality agreement or similar agreement separately entered into by the parties.

7.4 Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

7.5 Governing Law; Venue; Waiver of Jury Trial.  This Agreement, and all matters related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Texas without reference to principles governing choice or conflicts of law (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.  Venue shall exclusively lie in the state and federal courts of Harris County, Texas.  EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT.

7.6 Assignment.  This Agreement, and the parties' respective rights and obligations under this Agreement, may not be assigned by any party without the prior written consent of the other party, except that the Company may assign this Agreement to any of its subsidiaries or affiliates or to any successor by merger or sale of all or substantially all of the Company’s assets, without the Executive’s consent provided that the assignment does not diminish any of the Executive’s benefits, rights or obligations hereunder.

7.7 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8 Headings; Construction.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Executed as of the Effective Date.

ENGLOBAL CORPORATION

By: /s/ William A. Coskey
Name:  William A. Coskey
Title:    Chairman

EXECUTIVE

/s/ Edward L. Pagano    06/08/2010
Edward L. Pagano